UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2013

SMOKIN CONCEPTS DEVELOPMENT CORPORATION
 (Name of registrant as specified in its charter)

Colorado	000-53853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

_______________________________
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers

On May 17, 2013, Mr. JW Roth submitted his resignation as a Director and Chairman of the Company to be effective immediately. On the same day, Mr. David Lavigne submitted his resignation as the Secretary and Treasurer of the Company to be effective immediately.  In their resignation letters, Mr. Roth and Mr. Lavigne both stated that there are no disagreements with the Company and that they will be pursuing other interests.

On May 17, 2013, the Company amended its terms with AMHC Managed Services, Inc. (“AMMS”) on the management services agreement in that AMMS will not be the “Acting CFO” nor provide senior financial management services for the Company effective immediately. AMMS notified the Company that it will no longer offer these services to any issuer.  AMMS will continue to provide accounting, reporting, regulatory assistance and project management services to the Company.

Pursuant to these changes above, on May 17, 2013, Mr. Steve Cominsky was appointed as the Company’s Chief Financial Officer and will continue his roles of Chief Executive Officer and Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of May 2013.

Smokin Concepts Development Corporation

By:	/s/ Steve Cominsky
Steve Cominsky, CEO and CFO